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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 118 to the Registration Statement (Form N-1A) (No. 2-13017) of Delaware Group Equity Funds II of our reports dated January 3, 2003, included in the 2002 Annual Reports to shareholders.


                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 27, 2003